                                     Press Release
Cambridge, Mass. – April 29, 2026
Biogen reports strong first quarter 2026 results
First quarter 2026 total revenue of $2.5 billion, increased 2% year-over-year; GAAP diluted EPS of $2.15, increased 31% year-over-year; Non-GAAP diluted EPS of $3.57, increased 18% year-over-year
Growth products1 delivered 12% year-over-year growth demonstrating continued strong commercial execution
•LEQEMBI global in-market sales of $168 million, up 74% year-over-year, with U.S. in-market sales of $86 million, representing continued sequential growth
•SKYCLARYS global revenue of $151 million driven by demand growth, up 22% year-over-year
•ZURZUVAE revenue of $55 million, up 100% year-over-year, showed strong continued demand growth; sequential sales impacted by inventory dynamics
•VUMERITY global revenue of $179 million grew 29% year-over-year supported by inventory dynamics in the U.S.
•SPINRAZA global revenue of $374 million declined 12% year-over-year with ex-U.S. sales impacted by the timing of shipments
•QALSODY global revenue of $33 million, up 110% year-over-year, with continued demand growth
New data across key late-stage pipeline programs underscore the potential of the registrational pipeline
•Litifilimab second positive Phase 2 CLE dataset showed meaningful reduction of disease activity in people living with CLE at Week 16; if approved litifilimab could be the first targeted therapy for this disease
•Salanersen additional Phase 1b data showed unprecedented new motor milestones achieved in children with SMA who had suboptimal clinical status despite prior administration of gene therapy
•LEQEMBI real-world persistence data showed that approximately 78% of patients continued LEQEMBI at 18 months, with the majority continuing treatment into the maintenance phase
•SPINRAZA High Dose Regimen approved in the U.S. by the FDA following approvals in Japan and E.U.
Proposed acquisition of Apellis Pharmaceuticals bolsters growth outlook, adding commercialized medicines in immune-mediated retinal disease and nephrology, and deepening the foundation for Biogen's growing nephrology franchise. Transaction is subject to customary closing conditions
•Apellis transaction expected to be accretive in 2027
•Apellis is expected to materially increase Biogen’s Non-GAAP diluted EPS compounded annual growth rate through the end of the decade
Nephrology franchise further enhanced by agreement with TJ Biopharma to acquire exclusive rights to felzartamab in the Greater China region, potentially one of the largest patient populations globally for IgAN
Biogen updates full year 2026 guidance to reflect continued strong business outlook and investment for growth
•Full year 2026 Non-GAAP diluted EPS is now expected to be between $14.25 and $15.25, excluding any impact from the Apellis transaction. Updated guidance includes an approximately $1.00 impact from acquired IPR&D charges resulting from ongoing business development activities to support
1 Growth products include SKYCLARYS, QALSODY, ZURZUVAE, VUMERITY and SPINRAZA, plus Biogen's 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration.

Biogen's growth strategy. This comprises approximately $0.20 recorded in the first quarter and approximately $0.80 expected in the second quarter
•Full year 2026 total revenue expected to decline by a mid-single digit percentage versus full year 2025
•With the Apellis transaction expected to close in the second quarter of 2026, Biogen plans to provide updated 2026 guidance inclusive of Apellis when it reports second quarter 2026 earnings

Biogen Inc. (Nasdaq: BIIB) today reported first quarter 2026 financial results. Commenting on the quarter, President and Chief Executive Officer Christopher A. Viehbacher said:

"We significantly advanced our transformation into the New Biogen through strong commercial and pipeline execution and the announcement of our intent to acquire Apellis. We believe the planned acquisition of Apellis will bolster our revenue and earnings growth, adding two differentiated commercial medicines and deepening the foundation for felzartamab, our key Phase 3 asset in kidney disease. This acquisition and the acquired rights to felzartamab in China come while we also expanded sales of our growth products, demonstrated continued resilience in our MS portfolio and reported important positive new data that reinforce our confidence in the late‑stage pipeline."
Financial Highlights

	Q1 '26	Q1 '25	△	r (CC*)
Total Revenue (in millions)	$2,478	$2,431	2%	(2)%
GAAP diluted EPS	$2.15	$1.64	31%	N/A
Non-GAAP diluted EPS	$3.57	$3.02	18%	N/A

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period.
N/A = not applicable.
* Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(in millions)	Q1 '26	Q1 '25	△	r (CC*)
Multiple sclerosis (MS) product revenue(1)	$958	$953	—%	(3)%
Rare disease revenue(2)	$557	$563	(1)%	(5)%
Biosimilars revenue	$182	$181	1%	(7)%
Other product revenue(3)	$55	$29	88%	87%
Total product revenue	$1,752	$1,727	1%	(3)%
Revenue from anti-CD20 therapeutic programs	$419	$378	11%	11%
Alzheimer's collaboration revenue(4)	$60	$33	80%	80%
Contract manufacturing, royalty and other revenue	$247	$293	(16)%	(20)%
Total revenue	$2,478	$2,431	2%	(2)%

Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
(1) Multiple sclerosis includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY® and TYSABRI®.
(2) Rare disease includes SPINRAZA®, SKYCLARYS® and QALSODY®.
(3) Other includes ADUHELM®, FUMADERM® and ZURZUVAE®.
(4) Includes Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI® Collaboration.

•Within MS product revenue TYSABRI benefitted from approximately $40 million from a favorable adjustment to discounts and allowances and inventory timing in the U.S. and $19 million of favorable inventory timing outside the U.S.

•Contract manufacturing, royalty and other revenue benefitted from the acceleration of manufacturing activity in the first quarter.

Expense Summary

(in millions)	Q1 '26	Q1 '25	△
GAAP cost of sales*	$661	$629	(5)%
% of Total Revenue	27%	26%
Non-GAAP cost of sales*	$610	$580	(5)%
% of Total Revenue	25%	24%
GAAP R&D expense	$539	$434	(24)%
Non-GAAP R&D expense	$480	$427	(13)%
GAAP SG&A expense	$607	$573	(6)%
Non-GAAP SG&A expense	$600	$572	(5)%
GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense	$34	$201	NMF
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
IPR&D = in-process R&D; NMF = no meaningful figure.
* Excluding amortization and impairment of acquired intangible assets

•The increase in first quarter 2026 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix.

•The increase in first quarter 2026 GAAP R&D expense was primarily driven by approximately $57 million of step-up amortization related to SKYCLARYS inventory as well as increased investment in late-stage programs including litifilimab and felzartamab. The increase in first quarter 2026 Non-GAAP R&D expense was primarily driven by increased investment in late-stage programs including litifilimab and felzartamab.

•The increase in first quarter 2026 GAAP and Non-GAAP SG&A was primarily driven by investments to support product launches.

•First quarter 2026 GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense was $34 million.
Other Financial Highlights

•First quarter 2026 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $74 million, which includes approximately $57 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $17 million related to Biogen’s collaboration with Supernus Pharmaceuticals, Inc. for the commercialization of ZURZUVAE in the U.S.

•First quarter 2026 GAAP other expense was approximately $20 million driven by net interest expense partially offset by net unrealized gains on equity securities. First quarter 2026 Non-GAAP other expense was approximately $42 million primarily driven by net interest expense.

•First quarter 2026 GAAP and Non-GAAP effective tax rates were 15.4% and 15.3%, respectively. First quarter 2025 GAAP and Non-GAAP effective tax rates were 22.7% and 19.4%, respectively. The year over year decrease in the Non-GAAP effective tax rate was due to favorable impacts from a foreign tax settlement and vesting of certain share-based awards partly offset by the increase in U.S. taxation on foreign earnings in 2026 under the One Big Beautiful Bill Act.

Financial Position

•First quarter 2026 net cash flow from operations was approximately $646 million. Capital expenditures were approximately $51 million, and free cash flow, a Non-GAAP financial measure defined as net cash flow from operations less capital expenditures, was approximately $594 million.

•As of March 31, 2026, Biogen had cash and cash equivalents totaling approximately $4.7 billion and approximately $6.3 billion in total debt, resulting in net debt of approximately $1.5 billion.

•For the first quarter of 2026 the Company’s weighted average diluted shares were approximately 148 million.
Full Year 2026 Financial Guidance

Biogen is updating its guidance for full year 2026 to reflect an approximately $1.00 impact from acquired IPR&D charges resulting from ongoing business development activities to support Biogen's growth strategy. This comprises approximately $0.20 recorded in the first quarter and approximately $0.80 expected in the second quarter. This updated guidance excludes the anticipated Apellis transaction. Full year 2026 Non-GAAP diluted EPS range is expected as follows:

Full Year 2026 Non-GAAP Diluted EPS
Prior Guidance (February 2026)	$15.25 to $16.25
Approx. impact from acquired IPR&D charges recorded in Q1 and expected in Q2 2026* (Excluding the Apellis transaction)	($1.00)
Updated Guidance	$14.25 to $15.25
*Includes an expected approximately $0.55 Non-GAAP diluted EPS impact from the deal with TJ Biopharma for felzartamab Greater China region rights and an additional $0.25 Non-GAAP diluted EPS impact from a milestone expected to occur in the second quarter of 2026.

Total revenue is expected to decline by a mid-single digit percentage for 2026 as compared to 2025 as further declines in multiple sclerosis product revenue, excluding VUMERITY, are expected to be partially offset by increases in revenue from growth products.

For full year 2026 as compared to full year 2025, Biogen expects the gross margin percentage, and combined Non-GAAP R&D expense and Non-GAAP SG&A expense to be roughly consistent year-over-year. Biogen expects full year 2026 Non-GAAP effective tax rate to be between approximately 17% and 18%.

This guidance also assumes that foreign exchange rates as of April 24, 2026, will remain in effect for the remainder of the year, net of hedging activities.

Other than the acquired IPR&D impact expressly stated above, this financial guidance does not include any other potential future acquired IPR&D charges, impact from potential acquisitions or business development transactions or pending and future litigation or any impact of potential healthcare reform, as all are difficult to predict. Other important financial considerations will be provided on the conference call and webcast.

Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions and expectations to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable without unreasonable effort to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from equity security investments; and the ultimate outcome of pending or future litigation. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Conference Call and Webcast

The Company’s earnings conference call for the first quarter will be broadcast via the internet at 8:00 a.m. ET on April 29, 2026 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patient’s lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

We routinely post information that may be important to investors on our website at
www.biogen.com. Follow us on social media - Facebook, LinkedIn, X, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements that are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) with the intention of obtaining the benefits of the “Safe Harbor” provisions of the PSLRA. This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments or acquisitions; optimization of our cost structure including our "Fit for Growth" program; the goal of creating long-term sustainable growth; the impact from potential tariffs; productivity of our R&D pipeline, collaborations, and business development activities; our future financial and operating results; the expected timetable for completing the proposed acquisition of Apellis, benefits of the proposed acquisition of Apellis, financing of the proposed acquisition of Apellis, costs and other anticipated financial impacts of the proposed acquisition of Apellis including Biogen non-GAAP diluted EPS and non-GAAP diluted EPS growth, and the expected revenue growth for EMPAVELI® and SYFOVRE® following the proposed acquisition of Apellis; and our full year 2026 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: our substantial dependence on revenue from our products and other payments under licensing, collaboration, acquisition or divestiture agreements; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans, prospects and timing of actions relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; the successful execution of our strategic and growth initiatives, including acquisitions; the drivers for growing our business; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology, including our incorporation of new technologies such as artificial intelligence into some of our processes; risks related to use of information technology systems and potential impacts of any breakdowns, interruptions, invasions, corruptions, data breaches, destructions and/or other cybersecurity incidents of our systems or those of connected and/or third-party systems; problems with our manufacturing capacity, including our ability to manufacture products efficiently or adequately address global bulk supply risks; risks relating to management, personnel and other organizational changes, including our ability to attracting, retaining and motivating qualified individuals; risks related to the failure to comply with current and new legal and regulatory requirements, including judicial decisions, accounting standards, and tariff or trade restrictions; the risks of doing business internationally, including geopolitical tensions, acts of war and large-scale crises; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business, results of operations and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets to finance our present and future operations and business initiatives and obtain funding for such activities on favorable terms; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate and obligations in various jurisdictions in which we are subject to taxation; environmental risks; the timing to consummate the proposed acquisition of Apellis; the risk that the conditions to closing of the proposed acquisition of Apellis may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed acquisition of Apellis is not obtained or is obtained subject to conditions that are not anticipated or conditions that Biogen is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the acquisition of Apellis; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission (SEC); which are available on the SEC’s website at www.sec.gov.

These statements speak only as of the date of this press release and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Digital Media Disclosure

From time to time we have used, or expect in the future to use, our investor relations website (investors.biogen.com), the Biogen LinkedIn account (linkedin.com/company/biogen-), and the Biogen X account (x.com/biogen) as a means of disclosing information to the public in a broad, non-exclusionary manner, including for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Accordingly, investors should monitor our investor relations website and these social media channels in addition to our press releases, SEC filings, public conference calls and webcasts, as the information posted on them could be material to investors.

###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Madeleine Shin	Tim Power
Tel: +1 781-464-3260	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Revenue:
Product revenue, net	$1,752.3	$1,726.5
Revenue from anti-CD20 therapeutic programs	419.1	378.2
Alzheimer's collaboration revenue	59.5	33.0
Contract manufacturing, royalty and other revenue	246.9	293.3
Total revenue	2,477.8	2,431.0
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	661.0	629.3
Research and development	539.0	434.1
Acquired in-process research and development, upfront and milestone expense	34.0	200.7
Selling, general and administrative	607.3	572.5
Amortization and impairment of acquired intangible assets	136.5	111.8
Collaboration profit sharing/(loss reimbursement)	74.2	58.1
(Gain) loss on fair value remeasurement of contingent consideration	20.5	9.6
Restructuring charges	7.9	35.3
Other (income) expense, net	19.7	68.4
Total cost and expense	2,100.1	2,119.8
Income before income tax (benefit) expense	377.7	311.2
Income tax (benefit) expense	58.2	70.7
Net income attributable to Biogen Inc.	$319.5	$240.5

Net income per share:
Basic earnings per share attributable to Biogen Inc.	$2.17	$1.65
Diluted earnings per share attributable to Biogen Inc.	$2.15	$1.64

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	147.2	146.1
Diluted earnings per share attributable to Biogen Inc.	148.4	146.6

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of March 31, 2026	As of December 31, 2025
ASSETS
Cash and cash equivalents	$3,382.7	$3,008.5
Marketable securities	900.0	807.2
Accounts receivable, net	1,369.2	1,342.4
Due from anti-CD20 therapeutic programs	421.2	524.6
Inventory	1,949.0	2,168.1
Other current assets	1,168.3	1,123.3
Total current assets	9,190.4	8,974.1
Marketable securities	465.6	431.9
Property, plant and equipment, net	3,017.9	3,055.4
Operating lease assets	251.3	265.4
Intangible assets, net	9,053.5	9,178.5
Goodwill	6,488.7	6,491.1
Deferred tax asset	238.2	292.5
Investments and other assets	777.5	750.6
TOTAL ASSETS	$29,483.1	$29,439.5

LIABILITIES AND EQUITY
Taxes payable	93.6	114.8
Accounts payable	358.5	432.0
Accrued expenses and other	2,546.8	2,802.6
Total current liabilities	2,998.9	3,349.4
Notes payable	6,288.5	6,286.8
Deferred tax liability	483.5	507.6
Long-term operating lease liabilities	273.4	290.4
Other long-term liabilities	787.1	748.5
TOTAL LIABILITIES	10,831.4	11,182.7

Common stock	0.1	0.1
Additional paid-in capital	896.7	863.1
Accumulated other comprehensive income (loss)	(140.2)	(182.0)
Retained earnings	20,872.2	20,552.7
Treasury stock, at cost	(2,977.1)	(2,977.1)
TOTAL EQUITY	18,651.7	18,256.8
TOTAL LIABILITIES AND EQUITY	$29,483.1	$29,439.5

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)
Product Revenue

	For the Three Months Ended March 31,
	2026			2025
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$31.4	$78.1	$109.5	$39.8	$166.3	$206.1
VUMERITY	153.4	25.6	179.0	117.1	21.7	138.8
Total Fumarate	184.8	103.7	288.5	156.9	188.0	344.9
AVONEX	108.5	54.7	163.2	108.6	58.2	166.8
PLEGRIDY	24.3	40.0	64.3	24.1	35.4	59.5
Total Interferon	132.8	94.7	227.5	132.7	93.6	226.3
TYSABRI	241.8	199.7	441.5	200.8	180.7	381.5
FAMPYRA(1)	—	—	—	—	0.3	0.3
Subtotal: MS	559.4	398.1	957.5	490.4	462.6	953.0

Rare Disease:
SPINRAZA	142.2	231.8	374.0	154.4	269.5	423.9
SKYCLARYS	71.8	78.9	150.7	69.1	54.8	123.9
QALSODY	10.5	22.0	32.5	7.5	8.0	15.5
Subtotal: Rare Disease	224.5	332.7	557.2	231.0	332.3	563.3

Biosimilars:
BENEPALI	—	122.1	122.1	—	111.3	111.3
IMRALDI	—	49.6	49.6	—	47.4	47.4
FLIXABI	—	10.5	10.5	—	13.1	13.1
BYOOVIZ(2)	—	—	—	4.2	4.7	8.9
TOFIDENCE(2)	—	—	—	0.1	—	0.1
Subtotal: Biosimilars	—	182.2	182.2	4.3	176.5	180.8

Other:
ZURZUVAE	55.3	0.1	55.4	27.7	—	27.7
Other(3)	—	—	—	0.4	1.3	1.7
Subtotal: Other	55.3	0.1	55.4	28.1	1.3	29.4
Total product revenue, net	$839.2	$913.1	$1,752.3	$753.8	$972.7	$1,726.5

(1) Effective January 1, 2025, our collaboration and license agreement for FAMPYRA global commercialization rights was terminated.
(2) In 2025 we completed the sale of our rights to TOFIDENCE and BYOOVIZ.
(3) Other includes FUMADERM and ADUHELM.
Total Revenue

	For the Three Months Ended March 31,
	2026	2025
Product revenue, net	$1,752.3	$1,726.5
Royalty revenue on sales of OCREVUS	317.2	288.8
Biogen’s share of pre-tax profits in the U.S. for RITUXAN, GAZYVA and LUNSUMIO	94.7	83.7
Other revenue from anti-CD20 therapeutic programs	7.2	5.7
Alzheimer's collaboration Revenue	59.5	33.0
Contract manufacturing, royalty and other revenue	246.9	293.3
Total revenue	$2,477.8	$2,431.0

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX
(unaudited, in millions)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended March 31,
	2026	2025
Cost of Sales:
Total cost of sales, GAAP	$661.0	$629.3
Less: litigation matter	1.1	—
Less: amortization of Reata inventory fair value step-up	49.7	49.4
Total cost of sales, Non-GAAP	$610.2	$579.9

Research and Development Expense:
Total research and development expense, GAAP	$539.0	$434.1
Less: amortization of Reata inventory fair value step-up	55.9	—
Less: restructuring charges and other cost saving initiatives	3.1	7.5
Total research and development expense, Non-GAAP	$480.0	$426.6

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$607.3	$572.5
Less: acquisition-related transaction and integration costs	5.4	2.0
Less: restructuring charges and other cost saving initiatives	2.2	(2.2)
Less: other	—	0.3
Total selling, general and administrative, Non-GAAP	$599.7	$572.4

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$136.5	$111.8
Less: amortization of acquired intangible assets	123.1	101.3
Total amortization and impairment of acquired intangible assets, Non-GAAP	$13.4	$10.5

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$19.7	$68.4
Less: (gain) loss on equity security investments	(22.3)	35.6
Total other (income) expense, net, Non-GAAP	$42.0	$32.8

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$58.2	$70.7
Less: income tax effect related to Non-GAAP reconciling items	(37.1)	(36.1)
Total income tax (benefit) expense, Non-GAAP	$95.3	$106.8

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except effective tax rate and per share amounts)

	For the Three Months Ended March 31,
	2026	2025
Effective Tax Rate:
Total effective tax rate, GAAP	15.4%	22.7%
Less: impact of GAAP to Non-GAAP adjustments	0.1	3.3
Total effective tax rate, Non-GAAP	15.3%	19.4%

Net Income Attributable to Biogen Inc.:
Total net income attributable to Biogen Inc., GAAP	$319.5	$240.5
Plus: litigation matter	1.1	—
Plus: amortization of Reata inventory fair value step-up	105.6	49.4
Plus: acquisition-related transaction and integration costs	5.4	2.0
Plus: amortization of acquired intangible assets	123.1	101.3
Plus: restructuring charges and other cost saving initiatives	13.3	40.6
Plus: (gain) loss on fair value remeasurement of contingent consideration	20.5	9.6
Plus: (gain) loss on equity security investments	(22.3)	35.6
Plus: income tax effect related to Non-GAAP reconciling items	(37.1)	(36.1)
Plus: other	—	0.3
Total net income attributable to Biogen Inc., Non-GAAP	$529.1	$443.2

Diluted Earnings Per Share:
Total diluted earnings per share, GAAP	$2.15	$1.64
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	1.42	1.38
Total diluted earnings per share, Non-GAAP	$3.57	$3.02

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION: REVENUE CHANGE AT CONSTANT CURRENCY
(unaudited)
Revenue changes at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

Q1 2026 vs. Q1 2025
Total Revenue:
Revenue change, as reported	1.9%
Less: impact of foreign currency translation and hedging gains / losses	3.5
Revenue change at constant currency	(1.6)%

Total Product Revenue:
Revenue change, as reported	1.5%
Less: impact of foreign currency translation and hedging gains / losses	4.0
Revenue change at constant currency	(2.5)%

Total MS Product Revenue:
Revenue change, as reported	0.5%
Less: impact of foreign currency translation and hedging gains / losses	3.4
Revenue change at constant currency	(2.9)%

Total Rare Disease Revenue
Revenue change, as reported	(1.1)%
Less: impact of foreign currency translation and hedging gains / losses	3.8
Revenue change at constant currency	(4.9)%

Total Biosimilars Product Revenue:
Revenue change, as reported	0.8%
Less: impact of foreign currency translation and hedging gains / losses	7.3
Revenue change at constant currency	(6.5)%

Total Other Product Revenue:
Revenue change, as reported	88.4%
Less: impact of foreign currency translation and hedging gains / losses	1.0
Revenue change at constant currency	87.4%

Total Revenue from Anti-CD20 Therapeutic Programs Revenue:
Revenue change, as reported	10.8%
Less: impact of foreign currency translation and hedging gains / losses	0.1
Revenue change at constant currency	10.7%

Total Revenue from Alzheimer's Collaboration Revenue:
Revenue change, as reported	80.3%
Less: impact of foreign currency translation and hedging gains / losses	(0.1)
Revenue change at constant currency	80.4%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	(15.8)%
Less: impact of foreign currency translation and hedging gains / losses	4.6
Revenue change at constant currency	(20.4)%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended March 31,
	2026	2025
Cash Flow:
Net cash provided by (used in) operating activities	$645.5	$259.3
Net cash provided by (used in) investing activities	(209.5)	(47.3)
Net cash provided by (used in) financing activities	(43.8)	(23.0)
Net increase (decrease) in cash and cash equivalents	$392.2	$189.0

Net cash provided by (used in) operating activities	$645.5	$259.3
Less: Purchases of property, plant and equipment	51.2	37.1
Free cash flow	$594.3	$222.2

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.